Exhibit 21.1
The Registrant's principal subsidiaries as of December 31, 2019 are listed below. All other subsidiaries of the Registrant, if considered in the aggregate as a single affiliate, would not constitute a significant subsidiary of the Registrant.
Fortive Corporation
Subsidiaries of the Registrant

Company Name	Jurisdiction of Formation
AB Qualitrol AKM	Sweden
Accruent BC Holding B.V.	Netherlands
Accruent, LLC	Delaware
Advanced Sterilization Products Services Inc.	New Jersey
Advanced Sterilization Products, Inc.	Delaware
Advanced Sterilization, S. de R.L. de C.V.	Mexico
Anderson Instrument Co., Inc.	New York
ANGI Energy Systems, LLC	Indiana
Anhui Shifu Instruments Co., Ltd.	China
ASP Global Manufacturing GmbH	Switzerland
ASP International GmbH	Switzerland
ASP Japan G.K.	Japan
Athena SuperHoldCo, Inc.	Delaware
Beaverton LLC	Delaware
DATAPAQ Limited	United Kingdom
Delpak Systems Ltd.	Israel
Diagnostic Monitoring Systems Limited	United Kingdom
Diagnostic Physics Consulting, Inc.	Florida
Dynapar Corporation	Illinois
eMaint Enterprises, LLC	New Jersey
EMS Software, LLC	Delaware
Fafnir GmbH	Germany
Fluke (Switzerland) GmbH	Switzerland
Fluke Corporation	Washington
Fluke Danmark A/S	Denmark
Fluke Deutschland GmbH	Germany
Fluke Europe B.V.	Netherlands
Fluke Manufacturing Corporation	Delaware
Fluke Precision Measurement Limited	United Kingdom
Fluke Process Instruments GmbH	Germany
Fluke South East Asia Pte Ltd.	Singapore
Fluke Testing Instruments (Shanghai) Co., Ltd.	Singapore
Fortive Insurance Company	Vermont
Fortive Medical Devices (Shanghai) Co., Ltd.	China
Fortive Motion (Hong Kong) Limited	Hong Kong
FTV Investment Limited	Cayman Islands
Gems Sensors Inc.	Delaware
GGC International Holdings LLC	Delaware
GHoldCo GmbH	Germany
Gilbarco Australia Pty Ltd.	Australia
Gilbarco China Co. Ltd.	China
Gilbarco GmbH	Germany
Gilbarco Inc.	Delaware

Gilbarco Italia S.r.l.	Italy
Gilbarco Veeder Root India Private Limited	India
Gilbarco Veeder-Root Soluções Indústria e Comércio Ltda.	Brazil
Global Physics Solutions, Inc.	Delaware
Global Traffic Technologies, Inc.	Delaware
Global Traffic Technologies, LLC	Delaware
GVR Finland OY	Finland
Hengstler GmbH	Germany
Hennessy Industries, LLC	Delaware
Industrial Scientific Canada ULC	Canada
Industrial Scientific Corporation	Pennsylvania
Infrared Integrated Systems Limited	United Kingdom
Intelex Technologies, ULC	Canada
Invetech, Inc.	Delaware
Iris Power LP	Canada
Keithley Instruments, LLC	Ohio
Landauer Europe SAS	France
Landauer, Inc.	Delaware
Lucernex Inc.	Delaware
Maintenance Connection, LLC	Delaware
Matco Tools Corporation	Delaware
Maxtek Components Corporation	Delaware
Nagase-Landauer, Ltd.	Japan
Navman Wireless Australia Pty. Ltd.	Australia
Navman Wireless New Zealand	New Zealand
Neff Holding GmbH	Germany
Noglia Vermogensverwaltung GmbH	Germany
Orpak Systems India Private Ltd.	India
Pacific Scientific Energetic Materials Company (California) LLC	California
Physics & Computer Planning, Inc.	North Carolina
ProPhysics Innovations, Inc.	North Carolina
Prüftechnik Dieter Busch GmbH	Germany
Qualitrol Company LLC	Delaware
R.S. Means Company LLC	Delaware
SAFER Systems, LLC	Delaware
Service Station Products Company	Delaware
Setra Systems, Inc.	Massachusetts
Superior Electric Holding Group LLC	Delaware
Tektronix (China) Co., Limited	China
Tektronix (India) Private Ltd.	India
Tektronix Asia Investment Ltd.	Cayman Islands
Tektronix China Holdings Ltd.	Cayman Islands
Tektronix China Trading	Cayman Islands
Tektronix GmbH	Germany
Tektronix Hong Kong Limited	Hong Kong
Tektronix International Sales GmbH	Switzerland
Tektronix, Inc.	Oregon
Teletrac Navman (UK) Ltd.	United Kingdom
Teletrac Navman US Ltd.	Delaware
Teletrac, Inc.	Delaware
TFF Corporation	Japan
TGA Asiapac Holdings LLC	Delaware
TGA Canada Holding Limited	Canada
TGA Cayman Finance Ltd.	Cayman Islands

TGA CI US-Finance Ltd.	Cayman Islands
TGA Finance (Canada) Limited	Canada
TGA Holding GmbH	Switzerland
TGA Holding Singapore PTE. Ltd.	Singapore
TGA Industries Limited	United Kingdom
TGA Netherlands B.V.	Netherlands
TGA North America Holdings II LLC	Delaware
TGA UK Omega Limited	United Kingdom
The Gordian Group, Inc.	Georgia
Unfors RaySafe AB	Sweden
Unfors RaySafe, Inc.	Illinois
Veeder-Root Company	Delaware
Veeder-Root Petroleum Equipment (Shanghai) Co., Ltd.	China
Verisae, Inc.	Minnesota
VFA, Inc.	Delaware